UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2010
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	98-0454144 (IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas 78401
(Address of principal executive offices) (Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Changes in Registrant's Certifying Accountant.

1.   On August 31, 2010, we dismissed our former certifying accountant, DALE MATHESON CARR-HILTON LABONTE LLP CHARTERED ACCOUNTANTS ("DMCL") of Vancouver, Canada. During the prior two fiscal years and during the interim period since July 31, 2009, there were no adverse opinions or disclaimers of opinion, or qualifications or modifications as to uncertainty, audit scope, or accounting principles by DMCL in those reports. The decision to change accountants was approved by our audit committee of the board of directors. There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The former accountant did not advise us: that internal controls necessary to develop reliable financial statements did not exist; or that information has come to the attention of the former accountant which made the accountant unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or that the scope of the audit should be expanded significantly, or that information has come to the accountant's attention that the accountant has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might prevent the issuance of an unqualified audit report), and the issue was not resolved to the accountant's satisfaction prior to its resignation or dismissal. We have authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the subject matter of each of such disagreements, if any, or events.

2.   On August 6, 2010, We engaged Malone & Bailey, PC. ("(M&B") of Houston, Texas as our new certifying accountant. We did not consult the new accountant regarding: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements and neither written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph 1 above.

3.   We have provided the disclosure contained herein to the former accountant. We have asked the former accountant to provide a letter addressed to the Commission stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. If the letter is unavailable at the time of filing as Exhibit 16.1 hereto, we shall request the former accountant to provide the letter so that it can be filed with the Commission within ten business days after the filing of this Form 8-K. The former accountant may provide an interim letter highlighting specific areas of concern and indicating that a more detailed letter will be forthcoming within the ten business day period noted above. The interim letter, if any, shall be filed with this Form 8-K or by amendment within two business days of receipt.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Exhibit Description
16.1	Letter re: change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: September 28, 2010	STRATEGIC AMERICAN OIL CORPORATION /s/ Jeremy Glenn Driver Jeremy Glenn Driver President, Chief Executive Officer and Director